Exhibit 99.1

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

This SECOND AMENDMENT to the Employment Agreement between Boise Cascade, L.L.C. and W. Thomas Stephens dated October 29, 2004, is made this 12th day of March, 2008.

WHEREAS, the Board desires to increase Executive’s target annual incentive.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Employment Agreement as follows:

1.                                       Section 3(b) is amended to replace the reference to “sixty-five percent (65%)” with “one hundred percent (100%)” so that the Target Bonus is equal to one hundred percent (100%) of Executive’s Base Salary.

2.                                       All other terms and conditions of the Employment Agreement as amended remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Second Amendment to Employment Agreement as of the date written above.

BOISE CASCADE, L.L.C.		W. THOMAS STEPHENS

By	/s/ David G. Gadda	/s/ W. Thomas Stephens
Its	Vice President and General Counsel